UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9320 Lakeside Boulevard, Suite 100
The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers.

As previously disclosed by Newpark Resources, Inc., (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2016, effective as of April 21, 2016 (the “Effective Date”), Jeffery L. Juergens retired as the Company’s Vice President and President of Newpark Mats & Integrated Services (“NMIS”). On May 10, 2016, the Company entered into an Executive Separation Agreement and General Release (the “Separation Agreement”) with Mr. Juergens.

Pursuant to the terms of his Employment Agreement dated October 15, 2010 and in accordance with the Separation Agreement, Mr. Juergens will receive (i) all regular pay through the Effective Date, (ii) payment for all accrued, unused vacation through the Effective Date, (iii) a total gross Separation amount of $594,000, (iv) continued coverage under group health and other plans for 18 months, with 12 months being paid by the Company, and (v) access to independent outplacement services not to exceed a value of $20,000. All payments pursuant to his Employment Agreement are subject to applicable tax withholding.

In return for his execution of the Separation Agreement, Mr. Juergens will be entitled to the following post-employment compensation and benefits in addition to those contained in his Employment Agreement: (i) vesting of the unvested portion of a restricted stock award granted to Mr. Juergens on December 5, 2012, (ii) the exercise period for all vested stock options will expire upon the earlier of the expiration date of the applicable option or 12 months from the date of the Separation Agreement, and (iii) a cash payment of $50,337, less applicable deductions and withholdings.

The Separation Agreement includes a customary general release of claims by Mr. Juergens in favor of the Company and its affiliates. In addition, the Separation Agreement incorporates by reference and continues in effect all confidentiality and non-compete agreements executed by Mr. Juergens during his tenure of employment with the Company (including in his Employment Agreement). Mr. Juergens is also subject to confidentiality restrictions applicable before and after the Effective Date that protect the Company’s proprietary information.

The foregoing description of the Separation Agreement and General Release is not complete and is qualified in its entirety to the Executive Separation Agreement and General Release, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Executive Separation and General Release Agreement between Newpark Resources, Inc. and Jeffery Lynn Juergens, dated May 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Date: May 12, 2016	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Separation and General Release Agreement between Newpark Resources, Inc. and Jeffery Lynn Juergens, dated May 10, 2016.